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                     SECURITIES  AND  EXCHANGE  COMMISSION
                            WASHINGTON, D.C.  20549


                    =====================================

                                   FORM  8-K


                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

                    ======================================


Date of Earliest Event Reported:                      March 24, 1994

Date of Report:                                       March 30, 1994

                        AMERICAN OIL AND GAS CORPORATION
             (Exact name of Registrant as specified in its charter)


      Delaware                   1-8717                   75-1967662
   (State or other            (Commission              (I.R.S. Employer
   jurisdiction               File Number)            Identification No.)
   of Incorporation)



                333 Clay Street, Suite 200, Houston, Texas 77002
              (Address of principal executive offices)  (Zip Code)


       Registrant's telephone number, including area code (713) 739-2900
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ITEM 5.  OTHER EVENTS

       On March 24, 1994, K N Energy, Inc., a Kansas corporation, its wholly owned subsidiary, KNE Acquisition Corporation, a Delaware corporation, and American Oil and Gas Corporation, a Delaware corporation, executed an Agreement and Plan of Merger (the "Merger Agreement") providing for the merger of KNE Acquisition Corporation with and into American Oil and Gas Corporation (the "Merger"). Pursuant to the Merger, 0.47 of a share of Common Stock of K N Energy, Inc. will be exchanged for each outstanding share of Common Stock of American Oil and Gas Corporation. The Merger will require approval of the shareholders of both companies and is subject to specific regulatory and lender approvals.

       The foregoing description is qualified in its entirety by reference to the Merger Agreement (with exhibits attached thereto), a copy of which is annexed hereto as Exhibit 2.1.


ITEM 7.  EXHIBITS

              2.1 Agreement and Plan of Merger dated as of March 24, 1994 among K N Energy, Inc., KNE Acquisition Corporation and American Oil and Gas Corporation.

              99.1 Joint Press Release, dated March 24, 1994 by K N Energy, Inc. and American Oil and Gas Corporation.





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                                   SIGNATURES




             Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                            AMERICAN OIL AND GAS CORPORATION



                                            By: /s/ Thomas H. Fanning
                                                    Thomas H. Fanning
                                                    Senior Vice President
                                                    and Chief Financial Officer





Dated:  March 30, 1994



                              EXHIBIT INDEX


Exhibit No.                         Description
- -----------                         -----------

    2.1 Agreement and Plan of Merger dated as of March 24, 1994 among KN Energy, Inc., KNE Acquisition Corporation and American Oil and Gas Corporaiton (with Exhibits).

   99.1            Joint Press Release, dated March 24, 1994 by KN Energy, Inc.
                   and American Oil and Gas Corporation.



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